UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2016

1PM INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

333-203276	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

312 S. Beverly Drive #3104, Beverly Hills, California

(Address of principal executive offices) (zip code)

(424) 253-9991

(Registrant's telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events

(1)

On February 2, 2016, the Company received purchase orders from 4 additional dispensaries in California. The Company begun selling its medical marijuana products to dispensaries in California in January 2016. The Company's products are now available in approximately 25 dispensaries in Northern California. The Company's goal is to expand to 100 dispensaries by the end of March 2016 and to conduct 3-5 in-store product samplings a week.

(2)

The Company will be conducting 3 in-store product samplings this weekend in Santa Cruz and San Jose. The Company is expecting high turn-outs due to Super Bowl being held in San Jose this Sunday. The Company has 5 additional in-store product samplings scheduled for the month bring the total scheduled to 8 for the month of February. The Company's goal is to conduct 3-5 in-store product samplings a week. The in-store product samplings have been and will be conducted by our CEO, Head of Product Development and Head of Sales until the Company hires an in-store product sampling team. The Company's primary marketing focus is currently on in-store sampling because it is an effective tool for driving and accelerating sales and distribution and provide the Company immediate feedback on its products.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1PM Industries, Inc.

Dated: February 3, 2016	By:	/s/ Joseph Wade
	Name:	Joseph Wade
	Title:	CEO